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                                                                     Exhibit 2.1

                               EXCHANGE AGREEMENT

     THIS EXCHANGE AGREEMENT (this "Agreement"), is entered into as of the 19th day of July, 2002 (the "Effective Date"), by and between Millennium Seismic, Inc., a Texas corporation ("Millennium"), and Houston American Energy Corp., a Delaware corporation ("HAEC").

                              W I T N E S S E T H:

     WHEREAS, Millennium desires to acquire 1,000,000 shares (the "Purchased Shares") of HAEC's common stock, par value $0.001 per share (the "Common Stock"), in exchange for Millennium's issuance to HAEC of a no fee license agreement relating to HAEC's utilization of Millennium's seismic data, all as set forth in the following terms and conditions;

     NOW THEREFORE, for and in consideration of the premises, and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HAEC and Millennium hereby agree as follows:

     1. Exchange. On the terms and subject to the conditions of this Agreement, at the Closing (as that term is defined in Section 6): (i) HAEC agrees to sell and deliver to Millennium, and Millennium agrees to acquire from HAEC, the Purchased Shares and the Warrant (as that term is defined in Section 6.3); and
(ii) in consideration for the Purchased Shares and the Warrant and in reliance upon the representations and warranties of HAEC contained herein, Millennium agrees to deliver to HAEC a no fee License Agreement For Use of Proprietary Data, substantially in the form attached hereto as Exhibit "A" (the "License Agreement").

     2. Representations and Warranties of HAEC. HAEC represents and warrants to Millennium, as of the Closing Date, as follows:

          2.1 The Purchased Shares. Upon delivery of the Purchased Shares to Millennium in accordance herewith, the Purchased Shares shall be fully paid and non-assessable shares of the Common Stock, free of any preemptive rights and claims of any kind.

          2.2 Organization and Existence. HAEC is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, having all requisite corporate power to own, lease and otherwise operate its properties and assets and to carry on its business as now being conducted. HAEC is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the location of its properties requires such qualification, and is duly authorized and licensed and has all licenses, franchises, permits and other governmental authorizations required under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted. On or before the Closing Date, HAEC has delivered complete and correct copies of its Certificate of Incorporation and Bylaws to Millennium, each as in effect on the Closing Date.

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         2.3 Authority. The execution, delivery and performance by HAEC of this
     Agreement, the Warrant, the License Agreement, the Registration Rights Agreement (as this term is defined in Section 6.4), and the other documents, instruments and transactions contemplated hereby and thereby to which HAEC is a party or is to be a party (collectively, the "Transaction Documents"), have been duly authorized by all necessary corporate action of HAEC, and the Transaction Documents have been, or will be prior to Closing, duly executed and delivered by HAEC. The Transaction Documents constitute (or will constitute when executed and delivered at Closing) valid and binding obligations of HAEC, enforceable against it in accordance with their respective terms, except as that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium, or similar laws of general application affecting enforcement of creditors' rights generally.

          2.4 No Conflict With Other Instruments. HAEC's execution, delivery and performance of this Agreement will not result in a violation or breach of any term or provision of, or constitute a default or accelerate the performance required under, any indenture, mortgage, deed of trust or other contract or agreement to which HAEC is a party or by which HAEC or its assets are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

          2.5 Capitalization. The authorized capital stock of HAEC consists of:
     (i) 100,000,000 shares of the Common Stock, of which 11,999,883 shares were issued and outstanding immediately prior to the Closing Date; and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued and outstanding as of the Closing Date. HAEC has no treasury shares. All of the outstanding shares of the Common Stock are validly issued, fully paid and nonassessable, and such shares were not issued in violation of the preemptive rights of any of HAEC's stockholders. Except as set forth on Schedule 2.4, there are no existing subscriptions, options, warrants, conversion rights, calls, obligations or agreements (voting or otherwise, including without limitation, registration rights) relating to any of HAEC's authorized or outstanding capital stock.

          2.6 Subsidiaries. Except as set forth on Schedule 2.6, HAEC has no subsidiaries and does not, directly or indirectly, own or control any capital stock, bonds or other securities of, or have any proprietary interest in, any corporation, association, partnership, firm, joint venture or other business organization or enterprise, and HAEC does not, directly or indirectly, control the management of any such entities.

          2.7 Litigation. Except as set forth on Schedule 2.7, there are no (and HAEC has not received actual notice of any) claims, actions, suits, investigations or proceedings, pending or threatened against HAEC or any of its assets or properties, or which otherwise question the validity or legality of the transactions contemplated hereby, whether at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality. Except as set forth on Schedule 2.7, neither HAEC nor its assets are subject to any court or administrative order, writ, injunction or decree, nor does there exist any violation of or default with respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency, instrumentality or arbitrator to which HAEC is a party.

                                       2

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          2.8 Financial Statements. On or before the Closing Date, HAEC has furnished Millennium with complete copies of HAEC's currently available audited financial statements relating to: (i) the year ended December 31, 2001; and (ii) interim unaudited financial statements for the three-month period ending March 31, 2002, including income statements through such dates and balance sheets as of such dates (collectively, the "Financial Statements"). The Financial Statements are true and complete in all material respects, having been prepared from the books and records of HAEC in accordance with generally accepted accounting principles, consistently applied throughout the entire period presented (except as disclosed therein) for the periods reflected therein. The balance sheets contained within the Financial Statements fairly present the financial condition of HAEC as of the respective dates thereof; and the income statements contained within the Financial Statements fairly present the results of operations of HAEC for the respective periods reflected therein. None of the Financial Statements, as of the dates and the periods thereof, misstates or omits to state any liability, absolute or contingent, the omission of which renders the Financial Statements misleading.

          2.9 Compliance with Laws. HAEC has complied in all material respects with all applicable foreign, federal, state, municipal and other political subdivision or governmental agency statutes, ordinances and regulations, including, without limitation, those imposing taxes, in every applicable jurisdiction, in respect of the ownership of its property and the conduct of its business, and HAEC is not a party to any investigation or inquiry by any foreign, federal, state or local governmental body or agency pending or, to HAEC's knowledge, threatened with respect to its business, operations, affairs or properties.

          2.10 ERISA. HAEC is not a party to any defined benefit pension plan or any defined contribution profit sharing plan. To the best of HAEC's knowledge, HAEC is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan (as such terms are defined herein). No notice of intent to terminate a Title IV Plan has been filed, nor has any Title IV Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Title IV Plan, nor has the PBGC instituted any such proceedings. Neither HAEC nor any of its ERISA Affiliates is a party to, or has completely or partially withdrawn from, a Multiemployer Plan. Neither HAEC nor any ERISA Affiliates has incurred any liability to the PBGC under ERISA. For purposes of this Section 2.10, the following definitions apply:

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

     "ERISA Affiliate" means any corporation or trade or business that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as HAEC or is under common control (within the meaning of Section 414(c) of the Code) with HAEC.

     "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by HAEC or any of its ERISA Affiliates and which is covered by Title IV of ERISA.

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     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

     "Plans" means all employee benefit plans as defined in Section 3(3) of ERISA maintained by HAEC or any of its ERISA Affiliate or to which HAEC or any of its ERISA Affiliate contributes or is required to contribute.

     "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

     "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

          2.11 Guaranties; Suretyships. HAEC is not a party to any guaranties or matters of suretyship.

          2.12 Absence of Undisclosed Liabilities. Except as set forth in the Financial Statements or on Schedule 2.12, HAEC does not have any material liabilities, debts or obligations of any nature incurred by HAEC, whether accrued, absolute, contingent or otherwise, whether due or to become due, including, without limitation, liabilities, debts or obligations on account of taxes or other governmental charges, or penalties, interest or fines thereon or in respect thereof, and whether such liabilities are normally shown or reflected on a balance sheet prepared in a manner consistent with generally accepted accounting principles. The term "material" contained in the preceding sentence shall refer to liabilities, debts or obligations aggregating in excess of $5,000. HAEC is not in default in respect of any material term or condition of any indebtedness or liability. To HAEC's knowledge, no facts exist which could serve as the basis for any assertion against HAEC or any of its properties of any liability, debt or obligation not otherwise disclosed in this Agreement or in the Financial Statements.

          2.13 Tax Matters. HAEC has provided Millennium with copies of all tax returns and related documents, and HAEC has filed or timely filed requests for extensions of, all federal, foreign, state, county, and local tax returns required to be filed by it for periods ending on or before the Closing Date. HAEC has paid all Taxes shown to be due on such returns. For purposes of this paragraph, the term "Taxes" shall mean, without limitation, income taxes, corporate franchise taxes, payroll taxes, sales taxes, and ad valorem taxes. The liabilities for such Taxes are properly reflected in the Financial Statements of HAEC, and represent, as of the Closing Date, reasonable provision for the payment of all accrued and unpaid Taxes of HAEC accrued through that date, whether or not disputed, as well as deferred Taxes required under generally accepted accounting principles. The income tax returns of HAEC are not currently under audit by any federal, state or foreign taxing authorities and have never been so audited by federal authorities. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the payment of any Tax or the assessment of any Tax or deficiency of any nature against HAEC, nor are any suits or any other actions, proceedings, investigations or claims now pending or threatened against HAEC with respect to any Tax or assessment, nor are any matters under discussion with any federal, state, foreign or local authority relating to any such Taxes or assessments, or to any claims for additional Taxes or assessments asserted by any such authority. HAEC will not cause, or voluntarily permit, a change in any federal income tax method of accounting by HAEC or in the method of allocation

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     of the federal income tax liability of HAEC during or applicable to its current tax year which would render inaccurate, misleading or incomplete the information concerning Taxes set forth or referred to herein, or which would have a material adverse effect on HAEC for any period prior to the Closing Date.

          2.14 Insurance. HAEC has, or within 30 days after the Closing Date will obtain, and will maintain in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow HAEC to replace, as of the Closing Date, any of its properties that might be damaged or destroyed. To the extent HAEC has obtained any such policies prior to the Closing Date, HAEC is not in default with respect to any provision contained therein and all such policies are in full force and effect.

          2.15 Licenses and Permits. HAEC has all material licenses, permits and certificates necessary to conduct its business, all of which are valid and in full force and effect. HAEC has not received any notice of violation with respect to any such licenses or permits and, to HAEC's knowledge, no proceeding is pending or threatened seeking the revocation or limitation of any such license or permit.

          2.16 Title to Assets, Etc. HAEC has good and indefeasible title to all of its assets, including those reflected in the Financial Statements (other than those that have since been sold or otherwise disposed of in the ordinary course of business, consistent with past practice, and not involving any misrepresentation or breach of warranty or covenant in this Agreement), free and clear of all liens, mortgages, pledges, title retention agreements, restrictions, security interests and encumbrances, except as set forth in the Financial Statements.

          2.17 Leased Property. All leases of real or personal property to which HAEC is a party, including those which are necessary for the conduct of its business as currently conducted, are in full force and effect. There is no default as to HAEC under any such lease, and to HAEC's knowledge, no act has occurred which following the passage of time will constitute a default under any such lease. Millennium's purchase of the Purchased Shares will not constitute a prohibited assignment or transfer under any such lease.

          2.18 Machinery and Equipment. All of HAEC's personal property has been well maintained and repaired and are in good operating condition, ordinary wear and tear excepted, and are free from any known defects, except such as require routine maintenance and except such minor defects as do not substantially interfere with the continued use thereof in the conduct of HAEC's operations. Additionally, HAEC has the legal right to use all personal property utilized by HAEC in conducting its business as currently conducted.

          2.19 Patents and Trademarks. Schedule 2.19 contains a complete list of the patents, patent applications, registered trademarks, trademark applications, registered copyrights, and other intellectual property, which HAEC owns or licenses from third parties, designated as such. As currently conducted, HAEC's business does not infringe any third party's logo, patent, trademark, trade name, copyright or other intellectual property. No stockholder, director, officer, employee or consultant of HAEC (i) owns, directly or indirectly, in whole or in part, any inventions or logos, patents, trademarks, trade names, brand names, copyrights or third party test results or applications therefor which HAEC is presently using and which is necessary for its

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     business as currently conducted or (ii) has made any invention which has not been assigned to HAEC and which is necessary for its business as currently conducted.

          2.20 Environmental and Safety Laws. HAEC is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and, to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

          2.21 Accuracy of Periodic Reports. The information contained in each of the periodic reports HAEC has filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "1934 Act") was true and correct as of the date each such periodic report was filed, and HAEC has amended or updated all such information as required by the 1934 Act.

          2.22 Completeness. The representations, warranties and statements made by HAEC herein do not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made herein not misleading in light of the circumstances under which such statements were made.

          2.23 Miscellaneous. All agreements, reports and other documents HAEC has heretofore furnished to Millennium are true, accurate and complete copies of the agreements, reports and other documents they purport to be.

     3. Representations and Warranties of Millennium. Millennium represents and warrants to with HAEC, as of the Closing Date, as follows:

     3.1 Securities Representations and Warranties.

          (a) The Purchased Shares are being acquired for Millennium's own account, for investment purposes only, and not for the account of any other person, and not with a view to distribution, assignment, or resale to others or to fractionalization in whole or in part and that the issuance of the Purchased Shares to Millennium is intended to be exempt from registration under the Securities Act of 1933 (the "Act") by virtue of the exemption under Section 4(2) of the Act. Millennium understands that the Purchased Shares constitute "restricted securities," as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act, that the certificates representing the Purchased Shares will bear a legend stating that the transfer of the securities represented thereby is subject to the provisions hereof. Millennium represents, warrants, and agrees that:
     (i) no other person has or will have a direct or indirect beneficial interest in the Purchased Shares; (ii) Millennium is not acquiring the Purchased Shares with a view toward resale, assignment, fractionalization or distribution thereof; and (iii) Millennium will not sell, hypothecate, or otherwise transfer any of the Purchased Shares except, (A) pursuant to an effective registration statement filed in accordance with the Act and applicable state securities laws or (B) in the opinion of HAEC's corporate counsel, an exemption from the registration requirements of the Act and such laws is available.

          (b) Millennium is an accredited investor as that term is defined in Rule 501 of Regulation D promulgated under the Act.

                                       6


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         3.2 Authority. The execution, delivery and performance by Millennium of this Agreement, the License Agreement, and the other documents, instruments and transactions contemplated hereby and thereby to which Millennium is a party or is to be a party, have been duly authorized by all necessary corporate action of Millennium, and have been, or will be prior to Closing, duly executed and delivered by Millennium. Such documents constitute (or will constitute when executed and delivered at Closing) valid and binding obligations of Millennium enforceable against it in accordance with their respective terms, except as that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium, or similar laws of general application affecting enforcement of creditors' rights generally.

          3.3 No Conflict with Other Agreement. Millennium's execution, delivery and performance of this Agreement will not result in or constitute a default or breach of, or accelerate the performance required under, or require the consent of any person or entity under any indenture, mortgage, deed of trust or other contract or agreement to which Millennium is a party or by which it or any of its assets are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

     4. Nature and Survival of Representations and Warranties. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all representations and warranties made hereunder or pursuant hereto shall survive the Closing.

     5. Conditions to Closing. The obligation of Millennium to purchase, and the obligation of HAEC to sell, the Purchased Shares are subject to the fulfillment, or the waiver by Millennium or HAEC, as the case may be, of the following conditions on or before the Closing Date:

          5.1 Due Diligence Review. Millennium shall have completed to its satisfaction a review of HAEC's books and records, and HAEC shall have completed to its satisfaction a review of Millennium's seismic data.

          5.2 Corporate Consents. The respective Boards of Directors of each of HAEC and Millennium shall have approved the transactions contemplated herein.

     6. The Closing. HAEC and Millennium hereby agree to consummate the closing of the sale and purchase of the Purchased Shares (the "Closing") at the offices of Millennium's legal counsel, Boyar & Miller, located at 4265 San Felipe, Suite 1200, Houston, Texas 77027 (or such other place as Millennium and HAEC mutually agree) immediately following the execution of this Agreement by all parties (the "Closing Date"). At the Closing, each of the following shall occur:

          6.1 Certificates Representing Purchased Shares. HAEC shall deliver to Millennium certificates representing the Purchased Shares, issued in the names as directed by Millennium.

          6.2 License Agreement. Millennium shall execute and deliver to HAEC the License Agreement.

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         6.3 Warrant. HAEC shall execute and deliver to Millennium the Warrant
     (the "Warrant") attached hereto as Exhibit "B", whereby Millennium is granted the right to purchase 750,000 shares of the Common Stock at a purchase price of $1.00 per share, as more particularly described therein.

          6.4 Registration Rights Agreement. Each of HAEC and Millennium shall execute and deliver the Registration Rights Agreement ("Registration Rights Agreement") attached to the Warrant as Appendix A.

     7. Further Acts. HAEC covenants and agrees that, from time to time on and after the Closing Date, at the request of Millennium, it will execute and deliver all documents that may be reasonably required to confirm and assure Millennium of its title and interest in the Purchased Shares.

     8. Expenses and Commissions. Each of HAEC and Millennium shall pay their respective expenses incident to the transactions contemplated by this Agreement. Millennium and HAEC each represent to the other that there are no agents or brokers entitled to a commission in connection with the transaction contemplated by this Agreement. HAEC hereby agrees to indemnify and hold harmless Millennium against any and all claims of any agent, broker, finder or similar party claiming through HAEC, and Millennium hereby agrees to indemnify and hold harmless HAEC against any and all claims of any agent, broker, finder, or other similar party claiming through Millennium.

     9. Miscellaneous.

          9.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been given if personally delivered or mailed, first class, registered or certified mail, postage prepaid to the following:

     If to Millennium, to:

        Millennium Seismic, Inc.
        7751 San Felipe, Suite 100
        Houston, Texas 77063
        Attn: Jesse R. Marion, President
        Telecopy No.: 713-789-2304

        If to HAEC, to:
        Houston American Energy Corp.
        801 Travis, Suite 2020
        Houston, Texas 77002
        Attention:  John F. Terwilliger, President
        Telecopy No. (713) 222-6440


     or to such other address as shall be given in writing by any party to the others. If sent by U.S. mail in accordance with this Section 9.1, such notices shall be deemed given and received on the earlier to occur of (a) the recipient's actual receipt thereof, or (b) the third business day after deposit thereof, with the United States Postal Service in the manner herein provided. Notices may also be transmitted by facsimile, provided that such facsimile transmission is evidenced by

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     electronic confirmation of delivery. Notices delivered by any other means shall be deemed given and received upon the recipient's actual receipt thereof.

          9.2 Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

          9.3 Entire Agreement. This Agreement, together with the Exhibits and Schedules attached hereto, each of which are incorporated herein by this reference, shall comprise the entire agreement among the parties hereto regarding the subject matter hereof and thereof, and this Agreement supersedes all prior agreements and understandings whether written or oral.

          9.4 GOVERNING LAW; VENUE. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS. VENUE FOR ANY DISPUTE ARISING OUT OF THIS AGREEMENT SHALL BE PROPER IN ANY COURT OF COMPETENT JURISDICTION IN HOUSTON, HARRIS COUNTY, TEXAS.

          9.5 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by telecopy shall be considered for all purposes to be the same as original signatures.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the Effective Date.

                                 HOUSTON AMERICAN ENERGY CORP.


                                 By:  /s/  John F. Terwilliger
                                      ------------------------------------------
                                      John F. Terwilliger, President



                                 MILLENNIUM SEISMIC, INC.


                                 By: /s/  Jesse R. Marion
                                     -------------------------------------------
                                     Jesse R. Marion, President

                                   EXHIBIT A

                               LICENSE AGREEMENT

                                   EXHIBIT B

                                    WARRANT